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                                                                  EXHIBIT 10.87

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             THIRD AMENDMENT TO THE UTILIZATION REVIEW AGREEMENT
                      DATED JANUARY 1, 1989, AS AMENDED
                                   BETWEEN
                          HEALTHCARE COMPARE CORP.
                                     AND
                   NATIONAL ASSOCIATION OF LETTER CARRIERS
                             HEALTH BENEFIT PLAN


THIS AGREEMENT is entered as of this 31st day of December 1991, between HealthCare COMPARE Corp. (hereinafter called "COMPARE"), and National Association of Letter Carriers Health Benefit Plan (hereinafter called "CARRIER").

                                 WITNESSETH

WHEREAS, COMPARE AND CARRIER have heretofore entered into a certain UTILIZATION REVIEW AGREEMENT, dated January 1, 1989, and amended on November 1, 1989, and January 1, 1991, which provides for utilization review services to be rendered to CARRIER,

WHEREAS, COMPARE and CARRIER desire to amend the Utilization Review Agreement in the manner set out herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out herein, one dollar and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Paragraph 12.A. of the Utilization Review Agreement shall be deleted in its entirety and replaced by the following:

      A. The term of this Agreement shall be for one (1) year, beginning January 1, 1989, and ending December 31, 1989, and shall automatically renew for consecutive one (1) year terms thereafter, unless terminated as hereinafter set forth, conditioned upon OPM approval of the terms of this Agreement.

B. Effective January 1, 1992, Section 4.B (FEES AND SERVICES) shall be deleted in its entirety and replaced with the following:

           B. The "base fee" set out in the Schedule of Fees is for the first year of this Agreement. For each year after the first year of the
      term (the "Renewal Year"),   COMPARE shall have the right to
      increase the fee charged CARRIER. Such base fee for Hospital Review Services shall not, without the specific written approval of CARRIER, be increased over the base fee by more than the lower of,
      i) the percentage of increase by which the Consumer Price Index ("CPIU") on December 31 of the last preceding year exceeded the CPI from December 31, 1988, or, ii) the annual CPI increase allowed by OPM in establishing the administrative expense ceiling for the CARRIER applicable to the Renewal Year ("OPM-CPI"). For the purposes of Subsection (i), the term "Consumer Price Index" means the consumer price Index - U.S. City averages for Urban Wage Earners and Clerical Workers, All Items, of the United States Bureau of Labor Statistics

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     (1982-1984=100). The Consumer Price Index for any year shall be determined by averaging the monthly All Items Indices for that year. If the manner in which such Consumer Price Index as determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index which, would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index has not been so revised. If the 1982-1984 average shall no longer be used as an index of 100, such change shall constitute a substantial revision.

     For the purposes of Subsection (ii), CARRIER shall notify COMPARE of the average of the monthly OPM-CPI between October 1 and September 30 no later than October 31 of each year. COMPARE shall prepare and deliver to CARRIER a Schedule of Fees for the upcoming year based on the OPM-CPI. The Schedule of Fees shall be sent to CARRIER within thirty (30) days of receipt of OPM's estimate. Provided, however, in January of the year for which the price increase is effective, COMPARE will determine whether the CPIU was less than the OPM-CPI, in which case a revised Schedule of Fees will be promptly provided to CARRIER.

     CARRIER shall provide COMPARE with a summary document of OPM's advice of the actual CPI percentage promptly upon their becoming aware of it. CARRIER and COMPARE agree to adjust Hospital Review Fees paid as set out above. Such adjustment and reconciliation will be completed within thirty (30) days of receipt of OPM's actual annual percentage increase, and COMPARE shall pay CARRIER or CARRIER shall pay COMPARE monies due within thirty (30) days of completion of the adjustment.

C. Effective January 1, 1992, the revised Schedule of Fees, attached hereto and made a part hereof, shall replace and supersede all previous Schedules of Fees.

D. Parties hereby ratify and affirm the Utilization Review Agreement and agree that it is in full force and effect and valid except as amended herein. This Amendment shall prevail over any conflict with the Utilization Review Agreement. In all respects the Utilization Review Agreement shall be construed and interpreted to include all of the terms of this Amendment as if the same were set out therein. The execution and delivery of this Amendment by the undersigned has been duly authorized by all necessary corporate action.

IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this Amendment as of the day and year first above written.

National Association Of Letter Carriers          HealthCare COMPARE Corp.
Health Benefit Plan

By: Vincent R. Sombrotto                          By: J.C. Smith
   ------------------------------                    ------------------------
                                                     President
Title: President
      ---------------------------

Date:  1/3/94
     ----------------------------                 Date:
                                                       -----------------------

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                   National Association of Letter Carriers
                             Health Benefit Plan

                              Schedule of Fees

              Effective January 1, 1992 - December 31, 1992*


MEDICAL/SURGICAL HOSPITAL REVIEW . . . . . . . . . $1.39 per enrollee per month

CASE MANAGEMENT. . . . . . . . . . . . . . . . . . $200 per hour**

MENTAL HEALTH SERVICES REVIEW  . . . . . . . . . . $0.24 per enrollee per month
  Plus $200 per hour***

ADDITIONAL SERVICES:

  Medical Record Photocopies . . . . . . . . . . . FEE WAIVED****

ADMINISTRATIVE RUN-OFF FEE. . . . . . . . . . . . . 50% of the final monthly fee

*      Adjustments to fees will be made annually.

** The hourly charge is for time and services of staff personnel who may be physicians, registered nurses, or allied personnel.

*** The hourly charge is the all activity associated with practitioner-to-practitioner review and independent chart review.

**** COMPARE will photocopy 180 medical records per year at no charge to NALC. Each record in excess of 180 will be billed at $100 per hour for staffing and equipment costs.


November 22, 1991
rev. November 13, 1992
rev. December 9, 1993